EXHIBIT 99.1

GlobalSantaFe Corporation         15375 Memorial Drive         Houston, Texas 77079         Tel 281.925.6000         Fax 281.925.6450

GlobalSantaFe Announces Fourth Quarter and Full Year 2005 Earnings

Operating Income Up 277% from Prior-Year Quarter

HOUSTON, Feb. 22, 2006 –GlobalSantaFe Corporation (NYSE: GSF) today announced that the continuing surge in demand and dayrates for offshore oil and gas contract drilling services helped drive operating income sharply higher and boost net income in the fourth quarter of 2005 to $180.2 million, or 73 cents per diluted share, on revenues of $603.5 million, compared with a net loss of $7.6 million, or 3 cents per diluted share, on revenues of $498.3 million in the fourth quarter of 2004.

The improved fourth quarter 2005 results included an after-tax gain of $23.5 million, or 9 cents per diluted share, resulting from the sale of the Glomar Robert F. Bauer drillship. Results for the comparable period of 2004 included a tax charge of $42.5 million, or 18 cents per diluted share, related to the realignment of the company’s subsidiary structure.

For the 12 months ended Dec. 31, 2005, GlobalSantaFe reported net income of $423.1 million, or $1.73 per diluted share, on revenues of $2.3 billion. These results compare with 2004 income from continuing operations of $31.4 million, or 13 cents per diluted share, which included net after-tax charges of $25.8 million, or 11 cents per diluted share, related to the subsidiary realignment and early retirement of debt, partially offset by gains from the sale of a portion of the company’s interest in the Broom Field and insurance proceeds related to the loss of the jackup GSF Adriatic IV.

“We benefited from substantial improvement in dayrates and accelerating demand across virtually all rig classes and geographic regions throughout 2005, and these same robust fundamentals are firmly in place as we enter 2006,” said GlobalSantaFe President and CEO Jon Marshall.

Fourth Quarter 2005 Analysis

Fourth quarter 2005 net income benefited from a 277 percent increase in operating income to $198.2 million from $52.6 million in the fourth quarter of 2004. This improved performance primarily resulted from higher contract drilling dayrates and utilization and also reflects the gain from the drillship sale and increased operating income for the company’s drilling management services and oil and gas segments.

The company estimates that hurricanes Katrina and Rita had an unfavorable impact on its fourth quarter 2005 net income of approximately $17 million, or 7 cents per diluted share.

Average revenues per day from contract drilling increased 34 percent in the fourth quarter of 2005 to $89,200 from $66,400 in the fourth quarter of 2004. The average utilization rate of our available fleet increased to 98 percent, compared with 91 percent in the fourth quarter of 2004.

Full Year 2005 Analysis

The significant improvement in 2005 net income was primarily due to a 247 percent increase in operating income to $464.4 million from $133.8 million in 2004. This sharp rise in operating income was driven by higher contract drilling dayrates and utilization and also benefited from a 150 percent increase in operating income for the combined drilling management services and oil and gas segments, as well as the fourth quarter drillship sale. Operating income for 2004 included gains totaling $49.1 million from the sale of a partial interest in the Broom Field and insurance proceeds related to the GSF Adriatic IV loss.

The company estimates that hurricanes Katrina and Rita had a negative impact on its 2005 net income of approximately $29 million, or 12 cents per diluted share.

Average revenues per day from contract drilling increased to $78,900 in 2005, compared with $63,500 in the prior year. The average utilization rate in 2005 increased to 96 percent from 86 percent in 2004.

The combined drilling management services and oil and gas segments reported 2005 operating income of $65.2 million on revenues of $623.3 million, compared with operating income of $26.1 million on revenues of $546.8 million in 2004. This higher operating income reflects improved turnkey performance, higher oil production and improved oil and gas prices, partially offset by fewer turnkey projects in 2005. During 2005, the drilling management services segment reported a total of 99 turnkey projects, compared with 119 in 2004.

Conference Call

GlobalSantaFe will hold a conference call to discuss its 2005 fourth quarter and full-year financial results with financial analysts on Thursday, Feb. 23, 2006, at 10 a.m. Central Standard Time (CST) / 11 a.m. Eastern Standard Time (EST). To listen on the live call by phone, dial 719-457-2679 and enter reference code 765814. To listen over the Internet, go to the GlobalSantaFe Web site at http://www.globalsantafe.com.

A recording of the call will be available for replay from 1 p.m. CST/ 2 p.m. EST on Feb. 23 through 12 a.m. CST/ 1 a.m. EST on March 2, 2006. To hear the replay by phone, dial 719-457-0820 and enter reference code 765814. To listen over the Internet, go to the GlobalSantaFe Web site at http://www.globalsantafe.com.

To the extent not provided in the call, reconciliations of any non-GAAP measures discussed in the call will be available on the Investor Relations page of the GlobalSantaFe Web site in the form of this earnings release or other materials. To access this information online, go to http://www.globalsantafe.com and click on the “Investor Relations” link.

About GlobalSantaFe

GlobalSantaFe is a leading worldwide offshore oil and gas drilling contractor offering a full range of equipment and drilling management services and operating a diverse and technologically advanced fleet of 61 offshore rigs. The company’s fleet includes premium and heavy-duty, harsh-environment jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships, as well as two semisubmersibles operated for third parties under a joint venture agreement. GlobalSantaFe is the world’s leading provider of turnkey drilling and drilling management services. More information can be found at http://www.globalsantafe.com.

Forward Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a “safe harbor” for discussing their expectations regarding future performance. We believe it is in the best interest of our shareholders and the investment community to use these provisions and provide such forward-looking information. We do so in this news release and in other communications. Our forward-looking statements in this news release include our statements that:

(a)	our estimate that hurricanes Katrina and Rita had an unfavorable impact on our fourth quarter 2005 net income of approximately $17 million, or 7 cents per diluted share;

(b)	our estimate that hurricanes Katrina and Rita had a negative impact on our 2005 net income of approximately $29 million, or 12 cents per diluted share; and

(c)	other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating and financing plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to: (a) competition for qualified personnel; (b) the Company’s ability to participate fully in any future market improvements, (c) the political environment of oil-producing regions; and (d) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact Information

Investors:	Media:
Richard Hoffman	Jeff Awalt
281-925-6441	281-925-6448

GlobalSantaFe Corporation

Condensed Consolidated Statement of Income

(In millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Contract drilling	$467.0	$326.7	$1,640.2	1,176.9
Drilling management services	118.5	157.8	566.6	515.2
Oil and gas	18.0	13.8	56.7	31.6

Total revenues	603.5	498.3	2,263.5	1,723.7

Expenses:
Contract drilling	234.0	206.4	935.3	811.5
Drilling management services	112.2	156.0	535.3	508.5
Oil and gas	3.3	2.4	14.8	7.2
Depreciation, depletion and amortization	70.2	66.3	275.3	256.8
(Gain) loss on involuntary conversion of long-lived assets, net of related recoveries and loss of hire recoveries	(3.8)	—	6.2	(24.0)
(Gain) loss on sale of assets	(23.5)	0.5	(28.0)	(27.8)
Impairment loss on long-lived assets	—	—	—	1.2
General and administrative	12.9	14.1	60.2	56.5

Total operating expenses	405.3	445.7	1,799.1	1,589.9

Operating income	198.2	52.6	464.4	133.8

Other income (expense):
Interest expense	(8.9)	(11.2)	(41.3)	(55.5)
Interest capitalized	8.2	9.1	38.1	41.0
Interest income	7.5	3.8	22.7	12.3
Loss on retirement of long-term debt	—	—	—	(32.4)
Other	(1.4)	(2.0)	2.1	(1.2)

Total other income (expense)	5.4	(0.3)	21.6	(35.8)

Income before income taxes	203.6	52.3	486.0	98.0

Provision for income taxes:
Current tax provision	20.3	38.7	57.1	52.6
Deferred tax provision	3.1	21.1	5.8	14.0

Total provision for income taxes	23.4	59.8	62.9	66.6

Income (loss) from continuing operations	180.2	(7.5)	423.1	31.4

Income (loss) from discontinued operations, net of tax effect	—	(0.1)	—	112.3

Net income (loss)	$180.2	$(7.6)	$423.1	$143.7

Earnings (loss) per ordinary share (Basic):
Income (loss) from continuing operations	$0.74	$(0.03)	$1.76	$0.13
Income from discontinued operations	—	—	—	0.48

Net income (loss)	$0.74	$(0.03)	$1.76	$0.61

Earnings (loss) per ordinary share (Diluted):
Income (loss) from continuing operations	$0.73	$(0.03)	$1.73	$0.13
Income from discontinued operations	—	—	—	0.48

Net income (loss)	$0.73	$(0.03)	$1.73	$0.61

Average ordinary shares:
Basic	243.6	235.5	240.9	234.8
Diluted	248.0	235.5	245.1	237.2

GlobalSantaFe Corporation

Condensed Consolidated Balance Sheet

(In millions)

	December 31, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$562.6	$606.7
Marketable securities	274.7	201.9
Accounts receivable, net of allowances	431.5	355.5
Accounts receivable from insurers	123.6	5.3
Prepaid expenses	39.6	31.7
Other current assets	37.5	23.5

Total current assets	1,469.5	1,224.6

Net properties	4,317.8	4,329.9
Goodwill	339.0	338.1
Deferred income tax assets	28.2	32.8
Other assets	67.6	72.8

Total assets	$6,222.1	$5,998.2

Current liabilities:
Accounts payable	$236.3	$210.8
Current maturities of long-term debt	—	350.7
Accrued liabilities	239.4	211.5

Total current liabilities	475.7	773.0

Long-term debt	550.6	554.4
Capital lease obligations	23.6	31.6
Deferred income tax liabilities	15.4	39.0
Other long-term liabilities	199.3	133.8

Shareholders’ equity:
Ordinary shares and additional paid-in capital	3,249.3	3,006.7
Retained earnings	1,779.2	1,501.6
Accumulated other comprehensive loss	(71.0)	(41.9)

Total shareholders’ equity	4,957.5	4,466.4

Total liabilities and shareholders’ equity	$6,222.1	$5,998.2

GlobalSantaFe Corporation

Condensed Consolidated Statement of Cash Flows

(In millions)

	Twelve Months Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$423.1	$143.7
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation, depletion and amortization	275.3	260.8
Deferred income taxes	5.8	9.5
(Gain) loss on involuntary conversion of long-lived assets, net of related recoveries and loss of hire recoveries	6.2	(24.0)
Gain on sale of assets	(28.0)	(139.8)
Impairment loss on long-lived assets	—	1.2
Loss on retirement of long-term debt	—	32.4
Increase in accounts receivable	(73.6)	(27.1)
Increase in prepaid expenses and other current assets	(22.8)	(5.7)
Increase (decrease) in accounts payable	39.6	(16.9)
Decrease in accrued liabilities	(5.0)	(3.4)
(Decrease) increase in deferred revenues	(7.5)	0.4
Increase (decrease) in other long-term liabilities	20.3	(16.0)
Payment of imputed interest on the Zero Coupon Bond Debentures	(56.3)	—
Other, net	14.1	9.7

Net cash flow provided by operating activities	591.2	224.8

Cash flows from investing activities:
Capital expenditures	(411.0)	(405.6)
Proceeds from sale of land drilling fleet assets	—	316.5
Proceeds from involuntary conversion of long-lived asset	—	40.0
Proceeds from sales and disposals of properties and equipment	29.6	58.7
Purchases of held-to-maturity marketable securities	—	(169.2)
Proceeds from maturities of held-to-maturity marketable securities	—	254.0
Purchases of available-for-sale marketable securities	(882.0)	(195.9)
Proceeds from maturities of available-for-sale marketable securities	815.6	115.9

Net cash flow (used in) provided by investing activities	(447.8)	14.4

Cash flows from financing activities:
Dividend payments	(108.2)	(46.9)
Reductions of long-term debt	(300.3)	(331.7)
Payments on capitalized lease obligations	(9.9)	(9.7)
Proceeds from issuance of ordinary shares	2,007.5	43.5
Payments for shares repurchased and retired	(1,776.6)	—
Other	—	0.5

Net cash flow used in financing activities	(187.5)	(344.3)

Decrease in cash and cash equivalents	(44.1)	(105.1)
Cash and cash equivalents at beginning of period	606.7	711.8

Cash and cash equivalents at end of period	$562.6	$606.7

GlobalSantaFe Corporation

Results of Operations by Business Segment

(Dollars in millions, except average revenues per day)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Contract drilling (1)	$480.9	$331.2	$1,664.5	$1,191.8
Drilling management services	126.4	161.2	590.3	531.5
Oil and gas	18.0	13.8	56.7	31.6
Intersegment elimination	(21.8)	(7.9)	(48.0)	(31.2)

Total revenues	$603.5	$498.3	$2,263.5	$1,723.7

Operating income:
Contract drilling	$166.9	$57.0	$445.3	$119.1
Drilling management services	6.3	1.8	31.3	6.7
Oil and gas	12.8	9.7	33.9	19.4
Gain (loss) on involuntary conversion of long-lived assets, net of related recoveries and loss of hire recoveries	3.8	—	(6.2)	24.0
Gain (loss) on sale of assets	23.5	(0.5)	28.0	27.8
Impairment loss on long-lived assets	—	—	—	(1.2)
Restructuring costs	—	—	—	—
Corporate operating expenses	(15.1)	(15.4)	(67.9)	(62.0)

Total operating income	198.2	52.6	464.4	133.8

Interest income (expense), net	6.8	1.7	19.5	(2.2)
Loss on retirement of long-term debt	—	—	—	(32.4)
Other	(1.4)	(2.0)	2.1	(1.2)

Income before income taxes	$203.6	$52.3	$486.0	$98.0

Depreciation, depletion and amortization included in operating income:
Contract drilling	$66.1	$63.3	$259.6	$246.3
Drilling management	—	—	—	—
Oil and gas	1.9	1.7	8.0	5.0
Corporate	2.2	1.3	7.7	5.5

Total depreciation, depletion and amortization	$70.2	$66.3	$275.3	$256.8

Average rig utilization rate (3)	98%	91%	96%	86%

Average revenues per day (2) (3)	$89,200	$66,400	$78,900	$63,500

Turnkey wells drilled	17	25	80	89
Turnkey well completions	5	4	19	30

(1)	Expense reimbursements included in Contract drilling revenues and expenses totaled $19.2 million and $8.6 million for the three months ended December 31, 2005, and 2004, respectively, and $67.4 million and $32.5 million, respectively, for the twelve months ended December 31, 2005 and 2004. Operating income for these periods was not affected by these reimbursements.
(2)	Average revenues per day is the ratio of rig-related contract drilling revenues divided by the aggregate contract days. The calculation of average revenues per day excludes non-rig related revenues, consisting mainly of platform operations and reimbursed expenses, of $19.4 million and $9.7 million, respectively, for the three months ended December 31, 2005 and 2004, respectively, and $69.1 million and $39.3 million, respectively, for the twelve months ended December 31, 2005 and 2004.
(3)	The GSF High Island III and the GSF Adriatic VII have been excluded from our calculation of utilization and average revenues per day effective September 23, 2005 and September 26, 2005, respectively. Both rigs sustained substantial damage during Hurricane Rita and until it can be determined if the rigs will be repaired or declared a total constructive loss we no longer consider them available for contract.